UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      October 26, 2006

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On October 26, 2006, Myers Industries, Inc. entered into the Second Amended and Restated Loan Agreement (the "Loan Agreement") with the foreign subsidiary borrowers identified therein, the lenders identified therein and JP Morgan Chase Bank, National Association, as agent for the lenders. The agreement provides for a $250 million senior revolving credit facility expiring on October 26, 2011, which replaces our existing $225 million facility. Amounts borrowed under the credit facility are secured by pledges of stock of our foreign subsidiaries and guaranties of certain of our domestic subsidiaries.

        The new facility is a five year senior revolving credit facility in a maximum amount of up to $250,000,000, which consists of a letter of credit subfacility, swingline subfacility and multicurrency subfacility. Amounts borrowed under the new facility will be used to replace the existing $225 million loan agreement and for working capital and general corporate purposes. The new facility also has an accordion feature which allows us to increase the availability by up to $100,000,000 upon the satisfaction of certain conditions. Borrowings will bear interest at the prime rate or federal funds effective rate, the British Bankers' Association LIBOR rate, the Canadian rate or the euro currency reference rate depending on the type of loan requested by us. The Loan Agreement contains certain financial covenants that require us to maintain a maximum debt to EBITDA ratio and a minimum interest coverage ratio as well as contain limitations on our annual capital expenditures and other customary terms and conditions.

        The forgoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Second Amended and Restated Loan Agreement dated October 26, 2006 among Myers Industries, Inc., the foreign subsidiary borrowers, the lenders and JPMorgan Chase Bank, National Association, as agent for the lenders.

99.1	Press Release dated October 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE October 31, 2006	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Secretary